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Exhibit 99.1

PRESS RELEASE	TheZenith Zenith National Insurance Corp. 21255 Califa St. Woodland Hills, CA 91367-9021 Reply to: P. O. Box 9055 Van Nuys, CA 91405-9055 Telephone: 818/713-1000
BUSINESS & FINANCIAL EDITORS FOR IMMEDIATE RELEASE	STANLEY R. ZAX Chairman and President

ZENITH ANNOUNCES FOURTH QUARTER RESULTS

        WOODLAND HILLS, CA, February 4, 2003

        Zenith National Insurance Corp. (NYSE: ZNT) reported a net loss for the fourth quarter of 2002 of $7.8 million, or $0.42 per share, compared to a net loss for the fourth quarter of 2001 of $9.4 million, or $0.52 per share. Net income for the year ended December 31, 2002 was $10.2 million, or $0.54 per share, compared to a net loss for the year ended December 31, 2001 of $25.9 million, or $1.47 per share.

        Net income in 2002 includes a previously reported charge of $19.5 million after tax, or $1.04 per share, for increased workers' compensation loss reserves in the fourth quarter.

        Gross workers' compensation premiums written increased about 49.9% and 32.9% in the three months and year ended December 31, 2002, respectively, compared to the corresponding periods of 2001. In California, gross workers' compensation premiums written increased about 64.6% and 47.3% in the three months and year ended December 31, 2002, respectively, compared to the corresponding periods of 2001.

        The combined ratio for the property-casualty insurance operations was 106.5% for the year ended December 31, 2002 compared to 118.9% for the year ended December 31, 2001. The combined ratio for the workers' compensation operations for the year ended December 31, 2002 was 108.7% compared to 114.0% for the year ended December 31, 2001. Accident year combined ratios for the workers' compensation operations were 131.3%, 119.1% and 103.2% for 2000, 2001 and 2002, respectively.

        Book values per share at December 31, 2002 and December 31, 2001 were $16.89 and $16.20, respectively.

        Commenting on the results, Stanley R. Zax, Chairman & President said, "We returned to profitability in 2002 with unprecedented demand to purchase our workers' compensation policies. We experienced continuing demand for our policies in January 2003. Healthcare and indemnity cost increases necessitate continued price increases which are about 21% for 2003 compared to 18% the prior year, including 30% increases in California for 2003 compared to 27% in the prior year"

        The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed. Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items. Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements. Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include but are not limited to the following: (1) heightened competition, particularly intense price competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) the terrorist attacks of September 11, 2001, any future terrorist attacks and their aftermath; and (8) other risks detailed herein and from time to time in Zenith's other reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data

	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2002	2001	2002	2001
	(In thousands, except per share)
TOTAL REVENUES (1)	$165,849	$141,835	$602,235	$537,223
SELECTED INCOME (LOSS) DATA:
Net Investment Income after Tax	7,547	8,222	32,489	33,841
(Loss) Income from Continuing Operations after Tax (1) (2) (3)	(14,112)	(10,103)	1,016	(29,606)
Income from Discontinued Operations after Tax (1)	6,312	743	9,184	3,746

Net (Loss) Income (2) (3)	(7,800)	(9,360)	10,200	(25,860)

(LOSS) INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE (1) (2) (3):
Basic	$(0.75)	$(0.57)	$0.05	$(1.68)
Diluted	(0.75)	(0.57)	0.05	(1.68)
NET (LOSS) INCOME PER COMMON SHARE (2) (3):
Basic	(0.42)	(0.52)	0.55	(1.47)
Diluted	(0.42)	(0.52)	0.54	(1.47)
STOCKHOLDERS' EQUITY (3):
Stockholders' Equity			$317,024	$300,551
Stockholders' Equity per Share:			16.89	16.20
Number of Common Shares:
Outstanding			18,768	18,553
Weighted Average for the Period—Basic	18,763	17,873	18,702	17,593
Weighted Average for the Period—Diluted	18,763	17,873	18,895	17,593

(1)
On October 8, 2002, Zenith completed the sale of its real estate assets and home-building business in Las Vegas, Nevada, which was operated by Perma-Bilt. The results of the real estate business for the three months and years ended December 31, 2002 and 2001 are presented as discontinued operations. The gain on sale in the fourth quarter of 2002 was $6.3 million after tax.

(2)
2002 includes a previously reported charge of $19.5 million after tax, or $1.04 per share, for increased workers' compensation loss reserves in the fourth quarter. 2001 includes $4.3 million after tax, or $0.24 per share, in the fourth quarter and $24.4 million after tax, or $1.39 per share, for the year of increased reinsurance loss reserves net of reinstatement premiums attributable to the World Trade Center loss of September 11, 2001.

(3)
2001 has been restated to reflect the change in accounting to the equity method for our investment in Advent Capital.

	Years Ended Dec. 31,
	2002	2001
	(In thousands)
REVENUES (1):
Net Premiums Earned (2)	$557,055	$476,876
Net Investment Income	48,811	51,178
Realized (Losses) Gains on Investments	(3,631)	9,169

Total Revenues	$602,235	$537,223

COMPONENTS OF NET INCOME (LOSS):
Property-Casualty:
Underwriting Loss (3)	$(36,204)	$(90,247)
Net Investment Income	48,811	51,178
Realized (Losses) Gains on Investments	(3,631)	9,169

Property-Casualty Income (Loss)	8,976	(29,900)
Interest Expense (4)	(5,102)	(7,576)
Parent Expenses	(5,135)	(3,826)

Loss from Continuing Operations before Tax and before Equity in Earnings (Losses) of Investee	(1,261)	(41,302)
Income Tax Benefit (5)	(914)	(13,756)

Loss from Continuing Operations after Tax and before Equity in Earnings (Losses) of Investee	(347)	(27,546)
Equity in Earnings (Losses) of Investee after Tax (6)	1,363	(2,060)

Income (Loss) from Continuing Operations after Tax	1,016	(29,606)
Income from Discontinued Operations after Tax (1)	9,184	3,746

NET INCOME (LOSS)	$10,200	$(25,860)

(1)
On October 8, 2002, Zenith completed the sale of its real estate assets and home-building business in Las Vegas, Nevada, which was operated by Perma-Bilt. The results of the real estate business for the years ended December 31, 2002 and 2001 are presented as discontinued operations. Income from discontinued operations in 2002 includes gain on sale of real estate operations of $6.3 million after tax in the fourth quarter of 2002.

(2)
Net premiums earned in 2002 are net of $36.8 million ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(3)
Net income in the year ended December 31, 2002 includes a previously reported charge of $30.0 million ($19.5 million after tax, or $1.04 per share) for increased workers' compensation loss reserves in the fourth quarter. 2002 includes catastrophe losses of $0.4 million ($0.3 million after tax, or $0.01 per share) compared to $41.7 million ($27.1 million after tax, or $1.54 per share) for 2001.

(4)
The outstanding balance of Zenith's 9% Senior Notes was repaid on May 1, 2002.

(5)
Income tax benefit in 2002 includes $0.7 million for reduction of estimated liability from prior years.

(6)
2001 has been restated to reflect the change in accounting to the equity method for our investment in Advent Capital.

	Years Ended Dec. 31,
	2002		2001
	(In thousands)
PROPERTY-CASUALTY UNDERWRITING:
Gross Premiums Written:
Workers' Compensation:
California	$325,099	50.7%	$220,655	43.8%
Outside California	256,420	40.0%	216,865	43.1%

Total Workers' Compensation	581,519	90.7%	437,520	86.9%
Reinsurance (1)	59,350	9.3%	66,192	13.1%

	640,869	100.0%	503,712	100.0%
Net Premiums Written:
Workers' Compensation:
California	289,044	50.2%	213,762	43.7%
Outside California	228,060	39.6%	210,001	42.9%

Total Workers' Compensation (2)	517,104	89.8%	423,763	86.6%
Reinsurance (1)	58,786	10.2%	65,551	13.4%

	575,890	100.0%	489,314	100.0%
Net Premiums Earned:
Workers' Compensation:
California	277,120	49.7%	205,835	43.2%
Outside California	226,739	40.8%	210,013	44.0%

Total Workers' Compensation (2)	503,859	90.5%	415,848	87.2%
Reinsurance (1)	53,196	9.5%	61,028	12.8%

	557,055	100.0%	476,876	100.0%
Underwriting (Loss) Income before Tax/Combined Ratio
Workers' Compensation (3)	(43,848)	108.7%	(58,329)	114.0%
Reinsurance (4)	7,644	85.6%	(31,918)	152.3%

	(36,204)	106.5%	(90,247)	118.9%
COMBINED LOSS AND EXPENSE RATIOS:
Workers' Compensation (3):
Losses and Loss Adjustment Expenses		80.9%		83.8%
Underwriting Expenses		27.8%		30.2%

Combined Ratio		108.7%		114.0%
Reinsurance (4):
Loss and Loss Adjustment Expenses		64.7%		136.9%
Underwriting Expenses		20.9%		15.4%

Combined Ratio		85.6%		152.3%
Total (3) (4):
Loss and Loss Adjustment Expenses		79.4%		90.6%
Underwriting Expenses		27.1%		28.3%

Combined Ratio		106.5%		118.9%

(1)
Premiums in 2001 for Reinsurance are not comparable to 2002 because 2001 includes reinstatement premiums associated with the World Trade Center losses.

(2)
Premiums in 2002 are net of $44.0 million of ceded premiums written and $36.8 million ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(3)
2002 includes a previously reported charge of $30.0 million for increased workers' compensation loss reserves in the fourth quarter. 2001 includes a charge of $4.5 million for uncollectible reinsurance and accrued guarantee fund assessments in connection with the Order of Liquidation for Reliance Insurance Company in the third quarter.

(4)
2002 includes catastrophe losses of $0.4 million before tax compared to $41.7 million before tax ($37.6 million associated with the World Trade Center loss of September 11, 2001) for 2001.

	Three Months Ended Dec. 31,
	2002	2001
	(In thousands)
REVENUES (1):
Net Premiums Earned (2)	$158,353	$126,446
Net Investment Income	11,381	12,323
Realized (Losses) Gains on Investments	(3,885)	3,066

Total Revenues	$165,849	$141,835

COMPONENTS OF NET LOSS:
Property-Casualty:
Underwriting Loss (3)	$(28,865)	$(24,177)
Net Investment Income	11,381	12,323
Realized (Losses) Gains on Investments	(3,885)	3,066

Property-Casualty Loss	(21,369)	(8,788)
Interest Expense (4)	(1,457)	(1,989)
Parent Expenses	(1,820)	(1,260)

Loss from Continuing Operations before Tax and before Equity in Earnings (Losses) of Investee	(24,646)	(12,037)
Income Tax Benefit (5)	(9,171)	(3,994)

Loss from Continuing Operations after Tax and before Equity in Earnings (Losses) of Investee	(15,475)	(8,043)
Equity in Earnings (Losses) of Investee after Tax (6)	1,363	(2,060)

Loss from Continuing Operations after Tax	(14,112)	(10,103)
Income from Discontinued Operations after Tax (1)	6,312	743

NET LOSS	$(7,800)	$(9,360)

(1)
On October 8, 2002, Zenith completed the sale of its real estate assets and home-building business in Las Vegas, Nevada, which was operated by Perma-Bilt. The results of the real estate business for the three months ended December 31, 2002 and 2001 are presented as discontinued operations. Income from discontinued operations in the fourth quarter of 2002 includes gain on sale of real estate operations of $6.3 million after tax.

(2)
Net premiums earned in the fourth quarter of 2002 are net of $15.0 million ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(3)
Operating income in the fourth quarter includes a previously reported charge of $30.0 million ($19.5 million after tax, or $1.04 per share) for increased workers' compensation loss reserves. 2001 includes catastrophe losses of $9.2 million ($6.0 million after tax, or $0.34 per share).

(4)
The outstanding balance of Zenith's 9% Senior Notes was repaid on May 1, 2002.

(5)
Income tax benefit in 2002 includes $0.7 million for reduction of estimated liability from prior years.

(6)
2001 has been restated to reflect the change in accounting to the equity method for our investment in Advent Capital.

	Three Months Ended Dec. 31,
	2002		2001
	(In thousands)
PROPERTY-CASUALTY UNDERWRITING:
Gross Premiums Written:
Workers' Compensation:
California	$94,949	53.6%	$57,697	48.4%
Outside California	66,955	37.9%	50,288	42.2%

Total Workers' Compensation	161,904	91.5%	107,985	90.6%
Reinsurance	15,106	8.5%	11,205	9.4%

	177,010	100.0%	119,190	100.0%
Net Premiums Written:
Workers' Compensation:
California	82,597	53.1%	55,699	48.3%
Outside California	58,053	37.3%	48,469	42.1%

Total Workers' Compensation (1)	140,650	90.4%	104,168	90.4%
Reinsurance	14,871	9.6%	11,069	9.6%

	155,521	100.0%	115,237	100.0%
Net Premiums Earned:
Workers' Compensation:
California	82,259	51.9%	56,610	44.8%
Outside California	60,293	38.1%	53,512	42.3%

Total Workers' Compensation (1)	142,552	90.0%	110,122	87.1%
Reinsurance	15,801	10.0%	16,324	12.9%

	158,353	100.0%	126,446	100.0%
Underwriting (Loss) Income before Tax/Combined Ratio
Workers' Compensation (2)	(30,716)	121.5%	(17,513)	115.9%
Reinsurance (3)	1,851	88.3%	(6,664)	140.8%

	(28,865)	118.2%	(24,177)	119.1%
COMBINED LOSS AND EXPENSE RATIOS:
Workers' Compensation (2):
Losses and Loss Adjustment Expenses		96.0%		93.6%
Underwriting Expenses		25.5%		22.3%

Combined Ratio		121.5%		115.9%
Reinsurance (3):
Loss and Loss Adjustment Expenses		67.1%		124.1%
Underwriting Expenses		21.2%		16.7%

Combined Ratio		88.3%		140.8%
Total (2) (3):
Loss and Loss Adjustment Expenses		93.1%		97.5%
Underwriting Expenses		25.1%		21.6%

Combined Ratio		118.2%		119.1%

(1)
Premiums in 2002 are net of $15.5 million of ceded premiums written and $15.0 million ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(2)
2002 includes a previously reported charge of $30.0 million for increased workers' compensation loss reserves.

(3)
2001 includes catastrophe losses of $9.2 million before tax ($6.6 million associated with the World Trade Center loss of September 11, 2001).

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ZENITH ANNOUNCES FOURTH QUARTER RESULTS